Exhibit 27(h)(11)

                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                        SENTINEL VARIABLE PRODUCTS TRUST

                                       AND

                         NATIONAL LIFE INSURANCE COMPANY

                                       AND

                              EQUITY SERVICES, INC.


                     THIS AGREEMENT, made and entered into this 27th day of July, 2000, by and among NATIONAL LIFE INSURANCE COMPANY, a Vermont insurance company (hereinafter the "Company"), on its own behalf and on behalf of NATIONAL VARIABLE LIFE INSURANCE ACCOUNT, NATIONAL VARIABLE ANNUITY ACCOUNT II, and various separate accounts now existing or to be created in the future to fund certain private placement variable life insurance or annuity products (hereinafter, the "Accounts"), each a segregated asset account of the Company, the SENTINEL VARIABLE PRODUCTS TRUST, an open-end diversified management investment company organized as a business trust under the laws of the State of Delaware (hereinafter the "Trust") and EQUITY SERVICES, INC., a Vermont corporation (hereinafter the "Underwriter").

                     WHEREAS, the Trust engages in business as an open-end diversified, management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by the Company; and

                     WHEREAS, beneficial interests in the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Funds"); and

                     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and




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                     WHEREAS, the Company has offered and sold, and will offer
and sell certain variable life insurance contracts and variable annuity contracts (the "Contracts") pursuant to registration statements under the 1933 Act, or in transactions exempt from registration under the 1933 Act; and

                     WHEREAS, each of the Accounts is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of Vermont, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has registered each of the Accounts as a unit investment trust under the 1940 Act; and

                     WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

                     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of the Accounts to fund the Contracts and the Underwriter is authorized to sell such shares to the Accounts at net asset value;

                     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Underwriter agree as follows:

ARTICLE I. SALE OF TRUST SHARES

                     1.1. The Underwriter agrees to sell to the Company those shares of the Trust which the Company orders on behalf of the Accounts, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its agent of the order for the shares of the Trust.

                     1.2. The Trust agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Trust (hereinafter the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.


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                     1.3. The Trust and the Underwriter agree that shares of the
Trust will be sold only to the Company and the Accounts. No shares of any Fund will be sold to the general public.

                     1.4. The Trust agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its agent of the request for redemption.

                     1.5. The Company agrees to purchase and redeem the shares of each Fund offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus. Net amounts available under the Contracts may be invested in the Trust, in shares of investment companies other than the Trust, or in the Company's general account.

                     1.6. The Company shall pay for Trust shares on the same day that it places an order to purchase Trust shares. Payment shall be in federal funds transmitted by wire.

                     1.7. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares ordered from the Trust will be recorded in an appropriate title for the applicable Account or the appropriate subaccount of such Account.

                     1.8. The Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

                     1.9. The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated.




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ARTICLE II. REPRESENTATIONS AND WARRANTIES

                     2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, or will be sold in transactions exempt from registration under the 1933 Act, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each of the Accounts as a segregated asset account under
Section 3855 of the Vermont Insurance Law and has registered each Account that is required to be so registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Contracts, and that it will maintain such registration for so long as any Contracts utilizing such Account are outstanding. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

                     2.2. The Company represents that it believes, in good faith, that the Contracts are currently and at the time of issuance will be treated as life insurance policies or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

                     2.3. The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Trust is and shall remain registered under the 1940 Act for as long as the Trust shares are sold. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter.



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                     2.4. The Trust represents that it believes, in good faith, that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

                     2.5. The Trust represents that its investment objectives, policies and restrictions comply with the Vermont Insurance Law as it applies to the Trust. To the extent feasible and consistent with market conditions, the Trust will adjust its investments to comply with requirements of the Company's domiciliary state upon written notice from the Company of such requirements and proposed adjustments, it being agreed and understood that in any such case the Trust shall be allowed a reasonable period of time under the circumstances after receipt of such notice to make any such adjustment.

                     2.6. The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have a board of trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                     2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Trust shares in accordance with the 1933 Act, the 1934 Act, and the 1940 Act.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

                     3.1. The Underwriter shall provide the Company, at the Company's expense, with as many copies of the Trust's current prospectus as the Company may reasonably request for use with prospective Contract owners and applicants. The Underwriter shall print and distribute, at the Trust's expense, as many copies as necessary for distribution to existing Contract owners or participants. If requested by the Company in lieu thereof, the Trust shall provide such documentation and other assistance as is reasonably necessary in order for the Company to have the new prospectus for the Contracts and the Trust's new prospectus printed together in one document, in such case the Trust shall bear its share of expenses as described above.



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                     3.2. The Trust's prospectus shall state that the Statement of Additional Information for the Trust is available from the Underwriter (or, in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust), and the Underwriter (or the Trust) shall provide such Statement, at its expense, to the Company and to any owner of or participant under a Contract who requests such Statement or, at the Company's expense, to any prospective Contract owner and applicant who requests such statement.

                     3.3. The Trust, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require and shall bear the costs of distributing them to existing Contract owners or participants.

                     3.4. If and to the extent required by law the Company shall:

                               (i)       solicit voting instructions from
                                         Contract owners or participants;

                               (ii)       vote the Trust shares held in the
                                          Accounts in accordance with
                                          instructions received from Contract
                                          owners or participants; and

                               (iii) vote Trust shares held in the Accounts for which no timely instructions have been received, and any Trust shares held in the Company's general account, in the same proportion as Trust shares of such Fund for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require passthrough voting privileges for variable policy owners. The Company reserves the right to vote Trust shares held in any segregated asset account or in its general account in its own right, to the extent permitted by law.

                     3.5. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.



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ARTICLE IV. SALES MATERIAL AND INFORMATION

                     4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or the Underwriter, each piece of sales literature or other promotional material in which the Trust or the Underwriter is named, at least five business days prior to its use. No such material shall be used if the Trust or the Underwriter objects to such use within five business days after receipt of such material.

                     4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or by the Underwriter, except with the permission of the Trust or the Underwriter. The Trust and the Underwriter agree to respond to any request for approval on a prompt and timely basis.

                     4.3. The Trust or the Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) is named, at least five business days prior to its use. No such material shall be used if the Company objects to such use within five business days after receipt of such material.

                     4.4. The Trust and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, prospectus or private placement memorandum for the Contracts, as such registration statement, prospectus or private placement memorandum may be amended or supplemented from time to time, or in published reports for the Accounts which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.



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                     4.5. For purposes of this Article IV, the phrase "sales
literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

ARTICLE V.  FEES AND EXPENSES

                     5.1. The Trust and Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing. Currently, no such payments are contemplated.

                     5.2. All expenses incident to performance by the Trust of this Agreement shall be paid by the Trust to the extent permitted by law. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares under federal law, and, if applicable, under any state securities law, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting in type, printing and distributing the prospectuses, the proxy materials and reports to existing shareholders and Contract owners, the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Trust's shares, and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

ARTICLE VI.  DIVERSIFICATION

                     6.1. The Trust will comply with Section 817(h) of the Internal Revenue Code of 1986, and all regulations issued thereunder, relating to the diversification requirements for variable annuity, endowment, and life insurance policies.



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ARTICLE VII.   POTENTIAL CONFLICTS

                     7.1. The Board of Trustees of the Trust (the "Board") will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all Accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance Contract owners; or (f) a decision by the Company to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Board shall consist of persons who are not "interested" persons of the Trust.

                     7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company agrees to provide the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. The Board shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

                     7.3. If it is determined by a majority of the Board, or a majority of its disinterested Trustees, that an irreconcilable material conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including withdrawing the assets allocable to some or all of the Accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., variable annuity contract owners or variable life insurance contract owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change.


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                     7.4. If the Company's disregard of voting instructions
could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company is permitted to withdraw each affected Account's investment in the Trust. The Underwriter and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust until the Company notifies the Underwriter and the Trust that it is withdrawing the Account's investment in the Trust pursuant to this Section 7.4.

                     7.5. If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company is permitted to withdraw each affected Account's investment in the Trust. The Underwriter and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust for such Account until the Company notifies the Underwriter and the Trust that it is withdrawing an affected Account's investment in the Trust pursuant to this Section 7.5.

                     7.6. For purposes of Section 7.3 of this Agreement, the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts.

ARTICLE VIII.  INDEMNIFICATION

            8.1. INDEMNIFICATION BY THE COMPANY

                     8.1(a). The Company agrees to indemnify and hold harmless the Trust, the Underwriter, and each of the Trust's or the Underwriter's current and former directors, officers, employees or agents and each person, if any, who controls, or has controlled, or is or was associated with the Trust or the Underwriter within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares and:



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                    (i)  arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or private placement memorandum for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus or private placement memorandum for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                    (ii) arise out of or as a result of statements or
                         representations by or on behalf of the Company (other than statements or representations contained in a Contract or Trust registration statement, private placement memorandum or the Contract or Trust prospectus or sales literature for the Contracts or the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

                    (iii) arise out of any untrue statement or alleged untrue
                         statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

                    (iv) arise as a result of any failure by the Company to
                         provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

                    (v) arise out of any material breach by the Company of this Agreement;

except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.

                     8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an indemnified party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to the Trust.



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                     8.1(c). The indemnified parties will promptly notify the
Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

           8.2.  INDEMNIFICATION BY THE UNDERWRITER

                     8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its current and former directors, officers, employees or agents and each person, if any, who controls or has controlled or is or was associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature for the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                    (ii) arise out of or as a result of statements or
                         representations (other than statements or representations contained in the Contracts or in the Contract or Trust registration statement, the Contract or Trust prospectus, private placement memoranda for the Contracts or sales literature for the Contracts or the Trust not supplied by the Underwriter or persons under its control) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

                    (iii) arise out of any untrue statement or alleged untrue
                         statement of a material fact contained in a registration statement, prospectus, private placement memorandum or sales literature covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter; or



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                    (iv) arise out of any material breach by the Underwriter of this Agreement;

except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Underwriter may otherwise have.

                     8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an indemnified party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts.

                     8.2(c). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

                     8.3.  INDEMNIFICATION BY THE TRUST

                     8.3(a). The Trust agrees to indemnify and hold harmless the Company and each of its current and former directors, officers, employees or agents and each person, if any, who controls or has controlled or is or was associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for the purpose of this Section 8.3) against any and all losses, claims, damages or liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares and:



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


                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Trust or sales literature of the Trust (or any amendment or supplement thereto), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement or prospectus for the Trust or sales literature for the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale or distribution of the Contracts or Trust shares; or

                    (ii) arise out of or as a result of statements or
                         representations (other than statements or representations contained in the Contracts, a private placement memorandum for the Contracts, or a Contract or Trust registration statement or a Contract or Trust prospectus or sales literature for a Contract or the Trust not supplied by the Trust or persons under its control) or wrongful conduct of the Trust or the Trust's investment adviser or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

                    (iii) arise out of any untrue statement or alleged untrue
                         statement of a material fact contained in the registration statement or prospectus or private placement memorandum or sales literature covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished by or on behalf of the Trust to the Company; or

                    (iv) arise as a result of any failure by the Trust to
                         provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

                    (v) arise out of any material breach by the Trust of this Agreement;

except to the extent provided in Section 8.3(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Trust may otherwise have.

                     8.3(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an indemnified party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to the Company or the Accounts.

                     8.3(c). The indemnified parties will promptly notify the Trust of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

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                     8.4. INDEMNIFICATION PROCEDURE

                     Any person obligated to provide indemnification under this
Article VIII ("indemnifying party" for the purpose of this Section 8.4) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this
Article VIII ("indemnified party" for the purpose of this Section 8.4) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of failure to give such notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                     A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article
VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX.  APPLICABLE LAW.

                     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Vermont.

                     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  TERMINATION

                     10.1. This Agreement shall terminate:

                     (a) at the option of any party upon ninety days advance written notice to the other parties; or

                     (b) at the option of the Company if shares of all Funds are not reasonably available to meet the requirements of the Contracts as determined by the Company. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

                     (c) at the option of the Trust upon institution of formal proceedings against the Company by the NASD, the SEC, the Vermont Insurance Commissioner or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Trust shares; or

                     (d) at the option of the Company upon institution of formal proceedings against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

                     (e) at the option of the Company or the Trust upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares of the Trust in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Company will give 30 days prior written notice to the Trust of the date of any proposed vote or other action taken to replace the Trust's shares; or

                     (f) at the option of the Company or the Trust upon a determination by a majority of the Trustees of the Trust, or a majority of its disinterested Trustees, that an irreconcilable material conflict exists among the interests of the Contract owners of the various variable insurance products of all Accounts; or

                     (g) at the option of the Company if the Company has withdrawn an Account's investment in the Trust because the Company's disregard of voting instructions could conflict with the majority of Contract owner voting instructions and if the Company's judgment represents a minority position or would preclude a majority vote; or

                     (h) at the option of the Company if the Company has withdrawn an Account's investment in the Trust because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators;

                     (i) at the option of the Company if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

                     (j) at the option of the Company if the Trust fails to meet the diversification requirements specified in Article VI hereof; or

                     (k) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement.

                     10.2. It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

                     10.3. Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Contract owners from allocating payments to a Fund that was otherwise available under the Contracts, until 60 days after the Company shall have notified the Trust or Underwriter of its intention to do so.

ARTICLE XI.  NOTICES

                     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                     IF TO THE TRUST:
                     Joseph M. Rob
                     President
                     Sentinel Variable Products Trust
                     National Life Drive
                     Montpelier, VT 05604

                     IF TO THE COMPANY:
                     D. Russell Morgan, Esq.
                     Senior Counsel
                     National Life Insurance Company
                     One National Life Drive
                     Montpelier, VT  05604

                     IF TO THE UNDERWRITER:
                     Kenneth R. Ehinger
                     President
                     Equity Services, Inc.
                     National Life Drive
                     Montpelier, VT 05604

ARTICLE XII. MISCELLANEOUS

                     12.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

                     12.2. Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

                     12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                     12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                     12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                     12.6. This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

                     12.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                     12.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

                     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                    COMPANY:

                                             NATIONAL LIFE INSURANCE COMPANY


                                             By: /s/_________________________
                                                  Eileen von Gal, Vice President
                                             Date:July 27, 2000



                                     TRUST:

                                             SENTINEL VARIABLE PRODUCTS TRUST


                                             By: /s/___________________________
                                                   Joseph M. Rob, President
                                             Date: July 27, 2000



                                  UNDERWRITER:

                                             EQUITY SERVICES, INC.


                                             By: _/s/___________________________
                                                     Joseph M. Rob, CEO
                                             Date:   July 27, 2000





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